EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of Puradyn Filter Technologies Incorporated of our report dated March 10, 2008, with respect to the consolidated financial statements for the years ended December 31, 2007 and 2006 of Puradyn Filter Technologies incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2007 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ WEBB & COMPANY, P.A.

Webb & Company, P.A.
Boynton Beach, Florida
November 4, 2008